UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enter Into a Material Definitive Agreement

On August 15, 2018, InnSuites Hotels, Inc., a wholly-owned subsidiary of InnSuites Hospitality Trust (“IHT”) entered into an Agreement to sell IBC Hotels, LLC to 102037739 Saskatchewan Ltd., a wholly-owned subsidiary of OBASA Capital Investments, Inc., an unrelated third party, for $3,000,000. The transaction closed, and closing funds of $250,000 were transferred to IHT, on August 16, 2018. The sale was made effective as of August 1, 2018.

During the last fiscal year end January 31, 2018 IBC reported net losses of $2.38 million dollars, including an impairment on goodwill, amortization of intangible assets and depreciation of fixed assets.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement by and between 102037739 Saskatchewan Ltd. and InnSuites Hotels, Inc. dated as of August 1, 2018 (certain portions of schedules have been omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chief Executive Officer

Date: August 21, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement by and between 102037739 Saskatchewan Ltd. and InnSuites Hotels, Inc. dated as of August 1, 2018 (certain portions of schedules have been omitted pursuant to a request for confidential treatment).